Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Form 10-Q for the quarter ended September 27, 2003, of Global Power Equipment Group Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Larry Edwards, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Larry Edwards

Larry Edwards
Chairman and Chief Executive Officer
November 10, 2003